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                                                                    Exhibit 99.1


                               Terry R, Knapp, MD

                               7451 N. 63rd Street

                                 Niwot, CO 80503


July 30, 2007

Charles Phillips, Chairman
AcuNetx, Inc.
2301 205th Street
Suite 102
Torrance, CA 90501

Dear Chuck:

     This is to notify you that I am resigning from the Board of Directors of AcuNetx, Inc., effective August 1, 2007.

     It has been my pleasure to work with you and the other current Officers and Directors of the Company. However, personal demands and commitments preclude me from devoting the time necessary to AcuNetx at this juncture. I will remain available on an ad hoc basis to provide assistance to AcuNetx as you, the Board, and the management team should so desire. Please accept my sincere best wishes for AcuNetx now and in the future. Sincerely,


                                                 Sincerely,

                                                 /s/ Terry Knapp
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